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                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Quintiles Transnational Corp. for the registration of 6,500,000 shares of its common stock of our report dated January 26, 1998, except for Notes 3 and 4, as to which the date is January 24, 2000, with respect to the consolidated financial statements of Quintiles Transnational Corp. included in the Annual Report on Form 10-K for the year ended December 31, 1999.

                                         /s/ Ernst & Young LLP

Raleigh, North Carolina
December 4, 2000